EXHIBIT 10.1

FIRST AMENDMENT TO

CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made and entered into as of October 16, 2024, is by and among (1) TULP 24.1, LLC, a Delaware limited liability company (“Bloomia Acquisition”, together with each other Person joined to the Credit Agreement (as defined below) as a borrower from time to time, each, a “Borrower”, and collectively, the “Borrowers”), (2) LENDWAY, INC., a Delaware corporation (the “Parent Guarantor”), as a Guarantor, (3) TULIPA ACQUISITIE HOLDING B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the Laws of the Netherlands (“Tulipa”), as a Guarantor, (4) BLOOMIA, B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the Laws of the Netherlands (“Bloomia”), as a Guarantor, (5) FRESH TULIPS USA, LLC, a Virginia limited liability company (“Fresh Tulips”), as a Guarantor, (6) each other Person (if any) from time to time party to the Credit Agreement (as defined below) as a Guarantor, (7) the lenders that are signatories to the Credit Agreement (as defined below) (individually, each a “Lender” and collectively, the “Lenders”) and (8) Associated Bank, N.A., a national banking association, one of the Lenders, as agent for the Lenders (in such capacity, the “Agent”).

RECITALS

1. The Agent, the Lenders and the Borrowers and the Guarantors entered into that certain Credit Agreement dated as of February 20, 2024 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).

2. The Borrowers desire to amend certain provisions of the Credit Agreement, and the Agent has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

Section 2. Amendments. The Credit Agreement is hereby amended as follows:

2.1 Defined Terms. Section 1.1 of the Credit Agreement is amended by adding (as to new defined terms) or amending and restating (as to existing defined terms) the following defined terms in the appropriate alphabetical order:

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“Account Pledge Agreement”: The Account Pledge Agreement dated as of the First Amendment Effective Date by the Parent Guarantor and the Agent, as the same may be hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, in form and substance acceptable to the Agent.

“First Amendment”: That certain First Amendment to Credit Agreement dated as of October 16, 2024.

“First Amendment Effective Date”: October 16, 2024.

“Revolving Commitment Amount”: With respect to a Lender, the amount set opposite such Lender’s name on Schedule 1.1(a) hereto or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided that the Revolving Commitment Amount shall be temporarily increased to be the amount set opposite such Lender’s name on Exhibit A attached to the First Amendment starting from the First Amendment Effective Date to March 31, 2025 (the “Temporarily Increased Revolving Commitments”).

“Security Documents”: Collectively, the Account Pledge Agreement, the US Security Agreement, the Foreign Security Documents (including the Dutch Security Documents) and each other agreement, instrument and document executed by the Loan Parties or any Subsidiary or the Parent Guarantor in order to secure the Obligations or the obligations of the Loan Parties or any Subsidiary or the Parent Guarantor under a guarantee of the Obligations.

“Subordinated Debt”: (a) the Subordinated Debt (Seller Note), (b) any Subordinated Debt (Mezzanine), (c) the Subordinated Debt (Parent Guarantor), and (d) any other indebtedness of any Borrower hereafter created that is subordinated in right of payment to the payment of the Obligations in a manner and to an extent, and is otherwise subject to terms and conditions, that the Agent has approved in writing prior to the creation of such Indebtedness.

“Subordinated Debt Agreement (Parent Guarantor)”: That certain subordinated intercompany promissory note dated as of September 13, 2024 with respect to loans made by the Parent Guarantor to Bloomia and Fresh Tulips in the aggregate principal amount of $2,000,000.

“Subordinated Debt (Parent Guarantor)”: The Indebtedness of Bloomia and Fresh Tulips to the Parent Guarantor under the Subordinated Debt Agreement (Parent Guarantor).

“Subordination Agreement (Parent Guarantor)”: The Subordination Agreement dated as of the First Amendment Effective Date between the Borrowers, the Parent Guarantor and the Agent and the Lenders, as the same may be amended, restated or otherwise modified from time to time in accordance with its term.

“Subordination Agreements”: The Subordination Agreement (Seller Note), the Management Fee Subordination Agreement, any Subordination Agreement (Mezzanine) and the Subordination Agreement (Parent Guarantor).

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2.2 Repayment. Section 2.5(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b) Term Loans. The unpaid principal balance of the Term Loans shall be paid in equal quarterly installments of $450,000 due and payable on June 30, 2024 and on the last day of each calendar quarter thereafter, and an additional installment in an amount equal to all unpaid principal of, and unpaid interest upon, the Term Loans on Termination Date; provided, however, that if the aggregate principal amount outstanding under the Term Loans as of the date any principal payment is due is less than the amount specified above in this sentence, then the principal amount payable on such date shall be such amount outstanding; provided, further, that, notwithstanding the foregoing, the quarterly principal payment on September 30, 2024 shall be due and payable on October 17, 2024.

2.3 Use of Loan Proceeds. Section 2.17 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 2.17 Use of Loan Proceeds. The proceeds of the Loans to be made on the Closing Date shall be used by the Borrowers to make the advance to Tulipa under the Intercompany Note that will in turn be used by Tulipa to finance the Acquisition (Bloomia) and fees and expenses to be paid in connection therewith and in connection with the Loan Documents, the Post- Consummation Transaction Documents and the Subordinated Debt (Seller Note), in accordance with the schedule of sources and uses of funds furnished by the Borrowers to the Agent relating to the Acquisition (Bloomia). The proceeds of the Term Loans not used as set forth in the preceding sentence and any subsequent Revolving Loans shall be used for the Borrowers’ general business purposes and working capital, in a manner not in conflict with any of the Borrowers’ covenants in this Agreement; provided that the Revolving Loans under the Temporarily Increased Revolving Commitment Amount shall only be used to fund inventory purchases in advance of the peak season of the Borrowers’ business. Without limitation of the above three sentences, notwithstanding anything to the contrary, the Borrowers will not request any Loan or Letter of Credit, and the Borrowers shall not use, and the Borrowers shall ensure that its Subsidiaries, and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws or (b) in any manner that would result in the violation of any applicable Sanctions.

2.4 Transaction with Affiliates. Section 6.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 6.8 Transactions with Affiliates. The Loan Parties will not, and will not permit any Subsidiary to, enter into any transaction with any of their respective Affiliates, except upon fair and reasonable terms no less favorable than any Loan Party or any Subsidiary would obtain in a comparable arm’s-length transaction with a Person not an Affiliate, in each case except for (a) the loan documents relating to any Subordinated Debt (Mezzanine) and the Subordinated Debt (Seller Note) and the notes evidencing the Subordinated Debt (Mezzanine) and any loan documents relating to the Subordinated Debt (Seller Note), (b) transactions between and among the Loan Parties to the extent not prohibited by this Agreement), (c) transactions evidenced by the Constituent Documents of the Borrowers as they exist on the Closing Date, (d) any documents related to the Acquisition Documents (Bloomia), (e) the Management Agreement, including payments thereunder (to the extent permitted under Section 6.22 and the Management Fee Subordination Agreement) and (f) the Subordinated Debt Agreement (Parent Guarantor), including any payments thereunder (to the extent permitted under the Subordination Agreement (Parent Guarantor)).

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2.5 Accounting Changes. Section 6.9 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 6.9 Accounting Changes. The Loan Parties will not, and will not permit any Subsidiary to, (a) make any significant change in accounting treatment or reporting practices, except as permitted by GAAP, or change its fiscal year, (b) amend, modify or change any of its Constituent Documents in any manner materially adverse in any respect to the rights or interests of the Lenders, (c) amend, modify or change (or give any notices or take any actions under) any of Acquisition Documents (Bloomia) or the Post Closing Transaction Documents in any way in a manner materially adverse in any respect to the rights or interests of the Lenders, (d) amend, modify or change any of the loan documents evidencing, or consent to or obtain any waiver or forbearance with respect to, the Subordinated Debt (Seller Note), the Subordinated Debt (Parent Guarantor) or any Subordinated Debt (Mezzanine) in any manner prohibited by the Subordination Agreement (Seller Note), the Subordination Agreement (Parent Guarantor) or any Subordination Agreement (Mezzanine), (e) amend, modify or change the Intercompany Note, except that the Intercompany Note shall be forgiven in its entirety pursuant to the Post- Consummation Transaction Documents or (f) amend, modify or change the Management Agreement in any manner prohibited by the Management Fee Subordination Agreement.

2.6 Senior Cash Flow Leverage Ratio. Section 6.18 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 6.18 Senior Cash Flow Leverage Ratio. Commencing on September 30, 2024, the Borrowers will not permit the Senior Cash Flow Leverage Ratio to be more than (a) 3.75 to

1.00 as of the last day of the fiscal quarters ending on or about September 30, 2024, December 31, 2024, and March 31, 2025, (b) 2.75 to 1.00 as of the last day of the fiscal quarters ending on or about June 30, 2025 and September 30, 2025, (c) 2.50 to 1.00 as of the last day of the fiscal quarters ending on or about December 31, 2025, March 31, 2026, June 30, 2026 and September 30, 2026, (d) 2.25 to 1.00 as of the last day of the fiscal quarters ending on or about December 31, 2026, March 31, 2027, June 30, 2027 and September 30, 2027 and (e) 2.00 to 1.00 as of the last day of the fiscal quarters ending on or about December 31, 2027 and the last day of each fiscal quarter ending thereafter.

2.7 Eligible Inventory. The definition of “Eligible Inventory” on Exhibit A to the Credit Agreement is amended and restated in its entirety to read as follows, starting from the First Amendment Effective Date to March 31, 2025:

“Eligible Inventory”: all inventory held by the Borrowers and their Subsidiaries (excluding work in process and supplies) and which:

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(a) is subject to a perfected, first priority security interest in favor of the Agent free and clear of all other Liens other than Permitted Liens; provided that the Agent may consider such inventory constitutes Foreign Collateral the security interest over which may not be perfected as eligible in the Agent’s sole discretion and, without limiting the generality of Section 5.11, reserves the right to require any Loan Party take necessary steps at the sole cost and expense of such Loan Party from time to time to perfect and maintain the validity, effectiveness and priority of any security interest over such inventory in any applicable jurisdiction;

(b) is located at one of the Borrowers or their Subsidiaries’ business locations in the United States set forth in the US Security Agreement or in the Netherlands as set forth in the Netherlands Security Documents;

(c) is not so identified to a contract to sell that it is evidenced by an account;

(d) is of good and merchantable quality free from any defects which would affect the market value thereof;

(e) is not, as reasonably determined by the Agent, nonsaleable in the ordinary course of the Borrowers’ or their Subsidiary’s business;

(f) is insured against loss or damage in accordance with the provisions of the US Security Agreement or the Netherlands Security Documents (as applicable);

(g) is not subject to or covered by a negotiable document of title, including, without limitation, negotiable warehouse receipts and negotiable bills of lading; and

(i) is not a product that has been discontinued by the manufacturer or by the vendor from which the Borrowers or such Subsidiary purchased such inventory;

provided, that the Agent shall, notwithstanding the foregoing, have the right, in the reasonable exercise of its Permitted Discretion, to establish reserves against the aggregate amount of Eligible Inventory.

2.8 Borrowing Base Certificate. The Form of Borrowing Base Certificate on Exhibit B to the Credit Agreement is amended by replacing the reference to “$6,000,000” with reference to “$8,000,000 from the First Amendment Effective Date to March 31, 2025, and $6,000,000 at any other time.”

Section 3. Effectiveness of Amendment. The amendments set forth in this Amendment shall become effective as of the First Amendment Effective Date and upon delivery by the Borrowers and the Guarantors of, and compliance by the Borrowers and Guarantors with, the following (except that the amendment under Section 2.2 shall take effect retroactively as of September 30, 2024):

3.1 This Amendment duly executed by the Borrowers and the Guarantors.

3.2 The Account Pledge Agreement duly executed by the Parent Guarantor.

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3.3 The Subordination Agreement (Parent Guarantor) duly executed by parties thereto.

3.4 The Parent Guarantor shall have deposited $1,000,000 into a deposit account maintained with the Agent subject to the Account Pledge Agreement.

3.5 The Parent Guarantor shall have delivered a true copy of the Subordinated Debt Agreement (Parent Guarantor) to the Agent.

3.6 A certificate of the Secretary (or other appropriate officer) of each of the Parent Guarantor and the Borrowers, dated as of the date of this Amendment and certifying (a) as to no changes to the resolutions of such Person delivered to the Agent on the Closing Date and a true and accurate copy of the resolutions of the Parent Guarantor dated as of the First Amendment Effective Date, which resolutions authorize the execution, delivery and performance of this Amendment and the other Amendment Documents; (b) as to the incumbency, names, titles and signatures of the officers of such Person authorized to execute the Amendment Documents; and (c) that the articles of organization (or other similar document) or bylaws (or the equivalent) of such Person that were previously certified by such Person to the Agent on or about the Closing Date have not been modified and are in fully force and effect or, if such documents have been modified, such documents have been attached thereto.

3.7 The Borrowers shall have satisfied such other conditions as specified by the Agent, including payment of all unpaid legal fees and other fees and expenses incurred by the Agent through the date of this Amendment, in connection with the Credit Agreement and the other Loan Documents.

Section 4. Representations, Warranties, Authority, No Adverse Claim.

4.1 Reassertion of Representations and Warranties, No Default. Each of the Borrowers hereby represents that, immediately after giving effect to this Amendment, (a) all of the representations and warranties in the Credit Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement and except to the extent that such representations and warranties relate solely to an earlier date (in which case they were true and correct in all material respects as of such earlier date), and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment.

4.2 Authority, No Conflict, No Consent Required. Each of the Borrowers represents and warrants that it has the power, legal right, and authority to enter into this Amendment and any and all agreements, documents and instruments executed, delivered or filed pursuant to this Amendment (collectively, the “Amendment Documents”) and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrowers in connection therewith by proper organizational action, and none of the Amendment Documents or the agreements therein contravenes or constitutes a default under any agreement, instrument, or indenture to which any Borrower is a party or a signatory, any provision of any organizational document of any Borrower, or any other agreement or requirement of law, or results in the imposition of any Lien on any property of any Borrower under any agreement binding on or applicable to any Borrower or any of its property except, if any, in favor of the Agent. Each of the Borrowers represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with such Borrower’s execution and delivery of the Amendment Documents or other agreements and documents executed and delivered by such Borrower in connection therewith or the performance of such Borrower’s obligations therein described, except for those that the Borrowers have obtained or provided and as to which the Borrowers have delivered certified copies of documents evidencing each such action to the Agent.

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Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lenders, the Agent, the Borrowers and the Guarantors each agree that each Amendment Document constitutes a Loan Agreement. The Lenders, the Agent, the Borrowers and the Guarantors each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. Each of the Borrowers and the Guarantors confirms to the Lenders and the Agent that (a) that the Obligations are and continue to be secured by the security interest granted by the Borrowers and the Guarantors party thereto in favor of the Agent and the Lenders under the Security Documents; and (b) any and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties and covenants of the Borrowers and the Guarantors under any and all documents and agreements entered into with respect to the obligations under the Credit Agreement and any other Loan Documents are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrowers and the Guarantors.

Section 6. Legal Expenses. As provided in Section 9.2 of the Credit Agreement, the Borrowers agree to pay or reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Agent, in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrowers under the Amendment Documents, and to pay and save the Agent harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrowers shall survive any termination of the Credit Agreement.

Section 7. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 8. Successors. The Amendment Documents shall be binding upon the Borrowers, the Guarantors, the Lenders, and the Agent, and their respective successors and assigns and shall inure to the benefit of the Borrowers, the Guarantors, the Lenders, and the Agent’s successors and assigns.

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Section 9. Headings. The headings of various sections of this Amendment are for reference only and shall not be deemed to be a part of this Amendment.

Section 10. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

Section 11. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES, AND THEIR AFFILIATES.

Section 12. General Release, Etc. Each of the Borrowers and the Guarantors acknowledges and agrees that each of the Lenders has fully performed all of its obligations under the Credit Agreement and each of the other Loan Documents and all actions previously taken by each of the Lenders are reasonable and appropriate under the circumstances and within its rights under the Credit Agreement and each of the other Loan Documents. The Borrowers and the Guarantors represent and warrant that they are not aware of any claims or causes of action against the Agent or any Lender or any of their respective affiliates, or their respective successors or assigns, and that they have no defenses, offsets or counterclaims with respect to any Indebtedness owed by the Borrowers to the Agent or any Lender. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each of the Borrowers and the Guarantors, on behalf of themselves and their employees, agents, executors, heirs, successors and assigns, do hereby release the Agent and each Lender, its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, arising from or in any way related to the Loan Documents or the business relationship between any of the Borrowers or the Guarantors and the Agent or any Lender, and any claims asserted or which could have been asserted by any of the Borrowers or the Guarantors in connection with the Obligations, the Loan Documents, or this Amendment. Each of the Borrowers and the Guarantors understands, acknowledges and agrees that this release may be pled as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of the release, and that no fact, event, circumstance, evidence or transaction which could now be asserted or which may later be discovered will affect in any way the final and unconditional nature of the release. This release constitutes a material inducement on the part of the Agent and the Lenders to enter into this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:

TULP 24.1, LLC, as a Borrower

By:	/s/ Elizabeth E. McShane
Name:	Elizabeth E. McShane
Title:	Chief Financial Officer

GUARANTORS:

LENDWAY, INC., as Parent Guarantor

By:	/s/ Elizabeth E. McShane
Name:	Elizabeth E. McShane
Title:	Chief Financial Officer

TULIPA ACQUISITIE HOLDING B.V., as a
Guarantor

By:	/s/ Elizabeth E. McShane
Name:	Elizabeth E. McShane
Title:	Chief Financial Officer/Director

BLOOMIA B.V., as a Guarantor

By:	/s/ Elizabeth E. McShane
Name:	Elizabeth E. McShane
Title:	Chief Financial Officer/Director

FRESH TULIPS USA, LLC, as a Guarantor

By:	/s/ Werner F. Jansen
Name:	Werner F. Jansen
Title:	Chief Executive Officer

 Signature Page to First Amendment to Credit Agreement (Bloomia)

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ASSOCIATED BANK, NATIONAL
ASSOCIATION, as Agent and as a Lender

By:	/s/ Nicholas G. Myers
Name:	Nicholas G. Myers
Title:	Senior Vice President

 Signature Page to First Amendment to Credit Agreement (Bloomia)

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EXHIBIT A

REVOLVING COMMITMENTS

Lender	Revolving Commitment
Associated Bank, N.A.	$8,000,000

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